UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 24, 2025
Serina Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
(Address of principal executive offices)
(256) 327-9630
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 7.01. Regulation FD Disclosure

On March 24, 2025, Serina Therapeutics, Inc. (the “Company”) issued a press release announcing that Randall Moreadith, M.D., Ph.D., the Company's Chief Development Officer, will be presenting today at the American Chemistry Society Spring 2025 Meeting and Expo in San Diego, CA. and will be using the materials furnished as Exhibit 99.1 to this report (the “Presentation”) in connection with the meeting. The Presentation is incorporated into this Item 7.01 by reference. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.
Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Presentation of Serina Therapeutics, Inc. to be used beginning March 24, 2025
99.2	Press Release, dated March 24, 2025, issued by Serina Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: March 24, 2025	By:	/s/ Steve Ledger
Chief Executive Officer